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              WARBURG, PINCUS NEW YORK INTERMEDIATE MUNICIPAL FUND

                            Certificate of Amendment

         The undersigned, being the Vice President and Secretary of Warburg, Pincus New York Intermediate Municipal Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated December 23, 1986, as amended to date (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on January 15, 1997, the Declaration of Trust is amended as follows:

          1. Section 1.4 of the Declaration of Trust is hereby amended by adding thereto the following new definitions:

                  "'Additional  Portfolio' shall have the meaning  designated in
         Section 6.1(c) hereof."

                  "'Additional  Series'  shall have the  meaning  designated  in
         Section 6.1(c) hereof."

                  "'Advisor Class' shall have the meaning designated in Section 6.1(a) hereof."

                  "'Advisor Series' shall have the meaning designated in Section 6.1(a) hereof."

                  "'Class' or 'Classes' shall mean, with respect to any Series, any unissued Shares of such Series in respect of which the Trustees shall from time to time fix and determine any special provisions relating to sales charges, any rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of such Class shall have separate voting rights or no voting rights."

                  "'Common Class' shall have the meaning designated in Section 6.1(a) hereof."

                  "'Common Shares' shall have the meaning designated in Section 6.1(a) hereof."

                  "'Existing  Classes'  shall  have the  meaning  designated  in
         Section 6.1(a) hereof."

                  "'Existing  Portfolio'  shall have the meaning  designated  in
         Section 6.1(a) hereof."

                  "'Existing  Series'  shall  have  the  meaning  designated  in
         Section 6.1(a) hereof."

                  "'1990 Certificate of Designation' shall have the meaning designated in Section 6.1(a) hereof."


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                                      -2-

                  "'Reference Date' shall have the meaning designated in Section 6.1(a) hereof."

                  "'Series  1  Shares'  shall  have the  meaning  designated  in
         Section 6.1(a) hereof."

                  "'Series  2  Shares'  shall  have the  meaning  designated  in
         Section 6.1(a) hereof."

         2.  Section  1.4 of the  Declaration  of Trust  is  hereby  amended  by amending and restating the definitions of "Certificate of Designation", "Certificate of Termination", "Majority Shareholder Vote" and "Single Class Voting" to read in their entirety as follows:

                  "'Certificate   of   Designation'   shall  have  the   meaning
         designated in Section 6.1(b) hereof."

                  "'Certificate   of   Termination'   shall  have  the   meaning
         designated in Section 6.1(b) hereof."

                  "'Majority Shareholder Vote,' as used with respect to the election of any Trustee at a meeting of Shareholders, shall mean the vote for the election of such Trustee of a plurality of all outstanding Shares of the Trust, without regard to Series or Class, represented in person or by proxy and entitled to vote thereon, provided that a quorum (determined as provided in Section 7.5 hereof) is present, and as used with respect to any other action required or permitted to be taken by Shareholders, shall mean the vote for such action of the holders of that majority of all outstanding Shares (or, where a separate vote of Shares of any particular Series or Class is to be taken, the affirmative vote of that majority of the outstanding Shares of that Series or Class) of the Trust which consists of: (i) a majority of all Shares (or of Shares of the particular Series or Class) represented in person or by proxy and entitled to vote on such action at the meeting of Shareholders at which such action is to be taken, provided that a quorum (determined as provided in Section 7.5 hereof) is present; or
         (ii) if such action is to be taken by written consent of Shareholders, a majority of all Shares (or of Shares of the particular Series or Class) issued and outstanding and entitled to vote on such action; provided, that (iii) as used with respect to any action requiring the affirmative vote of 'a majority of the outstanding voting securities,' as the quoted phrase is defined in the 1940 Act, of the Trust or of any Portfolio, 'Majority Shareholder Vote' means the vote for such action at a meeting of Shareholders of the smallest majority of all outstanding Shares of the Trust (or of Shares of the particular Series or Class) entitled to vote on such action which satisfies such 1940 Act voting requirement."

                  "'Single Class Voting,' as used with respect to any matter to be acted upon at a meeting or by written consent of Shareholders, shall mean a style of voting in which each holder of one or more Shares shall be entitled to one vote on the matter in question for each Share standing in his name on the records of the Trust, irrespective of Series or Class, and all outstanding Shares of all Series or Classes vote as a single class."

         3. Paragraph (k) of Section 4.1 of the Declaration of Trust is hereby deleted in its entirety.


         4. Paragraph (c) of Section 5.2 of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:


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                                      -3-


                  "(c) Distribution. One or more agreements, each with a broker or dealer in securities, providing for the sale of Shares of any one or more Series or Classes of Shares to net the Trust not less than the net asset value per Share (as described in Section 6.2(g) hereof) and pursuant to which the Trust may appoint the other party to any such agreement as its principal underwriter or sales agent for the distribution of such Shares. Such agreements shall contain such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws (any such agent being herein referred to as a 'Principal Underwriter' or a 'Distributor,' as the case may be)."

         5. Sections 6.1 and 6.2 of the Declaration of Trust are hereby amended and restated in their entirety to read as follows:

         "SECTION 6.1 Shares; Portfolios; Series and Classes of Shares. The beneficial interest in the Trust shall be divided into Shares having a nominal or par value of one mill ($.001) per Share, of which an unlimited number may be issued, and may be divided into Series and Classes as provided in this Article 6.

                  "(a) The Existing Portfolio and the Shares Thereof. The assets held by the Trust on January 15, 1997 the 'Reference Date') consist of a single Portfolio, known as the New York Intermediate Municipal Fund (the 'Existing Portfolio'). The beneficial interests in the Existing Portfolio are at the Reference Date represented by a single series of Shares (the 'Existing Series'), an unlimited number of which may be issued. The Shares of the Existing Series outstanding at the Reference Date consist of two Classes (the 'Existing Classes'), one, of which an unlimited number may be issued to any purchaser, authorized by this Declaration of Trust, as originally executed on December 23, 1986, and commonly known as Common Shares (the 'Common Shares', and the Class to which they pertain, the 'Common Class'), and a second, of which one billion (1,000,000,000) shares may be issued, designated by a Certificate of Designation filed on May 17, 1990 with the Secretary of State of The Commonwealth of Massachusetts (the '1990 Certificate of Designation') as the Series 2 Shares (the 'Series 2 Shares'). A third Class of Shares, designated as the Series 1 Shares (the 'Series 1 Shares'), were authorized by the 1990 Certificate of Designation, but no Shares of such Class have been issued. The Series 1 Shares are hereby eliminated and the Class thereof terminated, and the Series 2 Shares are hereby renamed the 'Advisor Shares', and the Class to which they pertain, the 'Advisor Class', and the number of Shares of the Advisor Class which the Trust is authorized to issue shall henceforth be unlimited. In addition to the Common Class and the Advisor Class, the unissued Shares of the Existing Series may at any time be divided into one or more additional Classes pursuant to subsection (d) of this
         Section 6.1.

                  "(b) Preferences, etc., of the Existing Classes. Each Share of the Existing Series has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other Share of such Series, except that:

                           "(i)  Advisor  Shares will share  equally with Common
                  Shares in the income, earnings and profits derived from investment and reinvestment of the assets belong-


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                                      -4-


                  ing to the Existing Portfolio, and will be charged equally with Common Shares with the liabilities of the Existing Portfolio, except that (i) Advisor Shares will bear the expense of payments to institutions made pursuant to any Plan, as defined in Section 7.1, under any agreements entered into between the Trust and the institutions providing for services to the customers of the institutions who beneficially own Advisor Shares, and (ii) Common Shares shall not bear the expense of payments under any Plan applicable to Advisor Shares; and

                           "(ii)  On  any   matter   submitted   to  a  vote  of
                  shareholders of the Existing Portfolio that pertains to the agreements or expenses described in clause (b)(i), above (or to any plan adopted for such Portfolio relating to said agreements or expenses), only the holders of Advisor Shares will be entitled to vote, except that: (A) if said matter affects Common Shares, holders of Common Shares will also be entitled to vote, and in such case Advisor Shares will be voted in the aggregate together with Common Shares, and not as a separate Class (except where otherwise required by law or permitted by the governing Board of the Trust acting in its sole discretion); and (B) if such matter does not affect Advisor Shares, the holders of Advisor Shares will not be entitled to vote (except where otherwise required by law or permitted by the governing Board of the Trust acting in its sole discretion), even though the matter is submitted to a vote of the holders of Common Shares.

                  "(c) Additional Portfolios and Series of Shares. The Trustees shall have the authority, at any time or from time to time, and without any requirement of Shareholder approval, (i) to establish and designate one or more additional separate, distinct and independent Portfolios, in addition to the Existing Portfolio (each such additional Portfolio an 'Additional Portfolio') for the purpose of holding one or more separate and distinct portfolios of assets, (ii) to authorize a separate Series of Shares to represent the beneficial interests in each such Additional Portfolio (each such Series for an Additional Portfolio, an 'Additional Series'), and to fix and determine the rights and preferences of Shares of each Series as to rights of redemption, the price, terms and manner of redemption, rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of the several Series shall have separate voting rights or no voting rights, and to provide that any such Series shall consist of a single Class of Shares, or of two or more separate Classes of Shares, as they deem necessary or desirable, and (iii) to classify or reclassify any unissued Shares, or any Shares of any Series previously issued and reacquired by the Trust, into Shares of one or more other Series that may be established and designated from time to time. Except as otherwise provided as to a particular Portfolio herein or in the Certificate of Designation therefor or in the Prospectus with respect to such Portfolio, the Trustees shall have all the rights and powers, and be subject to all the duties and obligations, with respect to each such Portfolio and the assets and affairs thereof as they have under this Declaration with respect to the Trust and the Trust Property in general. The establishment and designation of any Portfolio (in addition to the Existing Portfolio) and the authorization of the Series of Shares representing the beneficial interests therein shall be effective upon the execution by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series, and the manner in which the same may be amended (a 'Certificate of Designa-


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                                      -5-


         tion'), which may provide that the number of Shares of such Series or any Class thereof that may be issued is unlimited, or may limit the number issuable. At any time that there are no Shares outstanding of any Series previously established and designated, including the Existing Series, the Trustees may by an instrument executed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) terminate such Portfolio and the establishment and designation thereof and the authorization of its Shares (a 'Certificate of Termination'). Each Certificate of Designation or Certificate of Termination, and any instrument amending a Certificate of Designation, shall have the status of an amendment to this Declaration of Trust, shall set forth the information and shall become effective and be filed as provided in Section 9.4 hereof.

                  "(d) Additional Classes of Shares. Without limitation of any other powers accorded to them by this Declaration or otherwise, the Trustees shall have power, at any time or from time to time, and without the necessity for any Shareholder approval, by vote of a Majority of the Trustees, to authorize additional Classes of Shares of the Existing Series, or two or more separate Classes of any Additional Series initially authorized without Classes, or to classify or reclassify any unissued Shares of any Series, or any Shares of any Series previously issued and reacquired by the Trust (including in either case Shares of the Existing Portfolio) into any number of additional Classes of such Series, as they deem necessary or desirable, and in either such connection to fix and determine the relative rights and burdens of Shares of the respective Classes of such Series as to sales charges, redemption charges or other fees and charges, allocations of expenses, conversion rights, and conditions under which Shareholders of the several Classes shall have separate voting rights or (subject to Article 7 hereof) no voting rights. Any such authorization of Classes or reclassification of Shares shall be effective upon the execution by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) and the deposit among the records of the Trust of an instrument setting forth such provisions and the manner in which the same may be amended. At any time at which no Shares of a particular Class and no Shares of any other Class which are convertible into Shares of such Class are outstanding, the Trustees may terminate such Class. Any such termination of a Class shall be effective upon the execution by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) and the deposit among the records of the Trust of an instrument stating that such Class is terminated. The differing rights and obligations of each Class of Shares shall be set forth in the Prospectus under which the Shares of such Class are sold, and the Trustees may not change such rights and obligations in a manner adverse to the holders of outstanding Shares of such Class, or grant any preferences over such Class to the holders of shares of any other Class without the affirmative vote or consent of the holders of 'a majority of the outstanding voting securities' of such Class, as the quoted phrase is used in the 1940 Act.

                   "(e) Character of Separate Portfolios and Shares Thereof. The Existing Portfolio, and each Additional Portfolio, if any, established hereunder shall be a separate component of the assets of the Trust, and the holders of Shares of the Series representing the beneficial interest in the assets of that Portfolio, and of each Class of such Series, if any, shall be considered Shareholders of such Portfolio, and also as Shareholders of the Trust for purposes of receiving reports and notices and (except as otherwise provided herein or in the Certificate of Designation of a particular Portfolio as to such Portfolio, in a vote of the Trustees as to


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                                      -6-


         any Class of a Series, or as required by the 1940 Act or other applicable law) the right to vote, all without distinction by Series or Class.

                  "(f) Consideration for Shares. The Trustees may issue Shares of any Series or Class for such consideration (which may include property subject to, or acquired in connection with the assumption of, liabilities) and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in Section 6.2(g) hereof).

         "SECTION 6.2 General Provisions for All Portfolios and Series. Subject to Section 6.1(b), as to the Existing Classes, and to the power of the Trustees to classify or reclassify unissued Shares of a Series or Class pursuant to Section 6.1(c) or (d), the Existing Portfolio, and any Additional Portfolios that may from time to time be established and designated by the Trustees, and the Shares representing the beneficial interests therein, shall (unless the Trustees otherwise determine with respect to an Additional Portfolio at the time of establishing and designating the same) have the following relative rights and preferences:

                  "(a) Assets Belonging to Portfolios. Any portion of the Trust Property allocated to a particular Portfolio, and all consideration received by the Trust for the issue or sale of Shares of such Portfolio, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Portfolio and shall irrevocably belong to that Portfolio for all purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of such Portfolio shall not have, and shall be conclusively deemed to have waived, any claims to the assets of any Portfolio of which they are not Shareholders. Such consideration, assets, interest, dividends, income, earnings, profits, gains and proceeds, together with any General Items allocated to that Portfolio as provided in the following sentence, are herein referred to collectively as 'Portfolio Assets' of such Portfolio, and as assets 'belonging to' that Portfolio. If the Trust shall have or realize any assets, income, interest, dividends, earnings, profits, gains or proceeds which are not readily identifiable as belonging to any particular Portfolio (collectively, 'General Items'), the Trustees shall allocate such General Items to and among any one or more of the Portfolios of the Trust in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Portfolio shall belong to and be part of the Portfolio Assets of that Portfolio. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Portfolios for all purposes.

                  "(b) Liabilities of Portfolios. The assets belonging to each Portfolio shall be charged with the liabilities incurred by or arising in respect of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio, and at any time at which the Trust shall have more than one Portfolio, any general liabilities, expenses, costs, charges or reserves which are not readily identifiable as pertaining to any particular Portfolio shall be allocated


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                                      -7-


         and charged by the Trustees to and among any one or more of the Portfolios of the Trust in such manner and on such basis as the
         Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so allocated and so charged to a particular Portfolio are herein referred to as 'liabilities of' that Portfolio. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Portfolios for all purposes. The creditors of a particular Portfolio may look only to the assets of that Portfolio to satisfy such creditors' claims, and the creditors of a particular Class of a Portfolio may look only to the share of that Class in the assets of the Portfolio of which it is a part to satisfy their claims.

                  "(c) Dividends. Dividends and distributions on Shares of any Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of the Portfolio to which such Series pertains, from such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the assets belonging to that Portfolio, as the Trustees may determine, after providing for actual and accrued liabilities of that Portfolio. All dividends and distributions on Shares of any Series without separate Classes shall be distributed pro rata to the Shareholders of that Portfolio in proportion to the number of such Shares held by them at the date and time of record established for the payment of such dividends or distributions. Dividends and distributions on the Shares of a Portfolio having separate Classes of Shares shall be in such amount as may be declared from time to time by the Trustees, and such dividends and distributions may vary as between such Classes to reflect differing allocations among such Classes of the liabilities, expenses, costs, charges and reserves of such Portfolio, and any resultant differences between the net asset value of such several Classes, to such extent and for such purposes as the Trustees may deem appropriate, but dividends and distributions on the Shares of a particular Class shall be distributed pro rata to the holders of Shares of that Class in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends and distributions. Notwithstanding the last two preceding sentences, the Trustees may determine, in connection with any dividend or distribution program or procedure, that no dividend or distribution shall be payable on newly-issued Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Dividends and distributions on the Shares of a Series may be made in cash or Shares of any Class of that Series or a combination thereof as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (g) of this Section 6.2.

                  "(d)   Liquidation.   In  the  event  of  the  liquidation  or
         dissolution of the Trust, the Shareholders of each Portfolio with outstanding Shares shall be entitled to receive, when and as declared by the Trustees, the excess of the Portfolio Assets of such Portfolio over the liabilities of such Portfolio. The assets so distributable to the Shareholders of any Portfolio


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                                      -8-


         without Classes shall be distributed among such Shareholders in proportion to the number of Shares of that Portfolio held by them and recorded on the books of the Trust. The assets so distributable to the Shareholders of any Portfolio with Classes shall be allocated among such Classes in proportion to the respective aggregate net asset value of the outstanding Shares thereof, and shall be distributed to the Shareholders of each such Class in proportion to the number of Shares of that Class held by them and recorded on the books of the Trust. The liquidation of any Portfolio, or of any Class of a Portfolio, may be authorized by vote of a Majority of the Trustees, subject to the affirmative vote of 'a majority of the outstanding voting securities' of the Series representing the beneficial interests in that Portfolio, or in that Class of such Series, as the quoted phrase is defined in the 1940 Act, determined in accordance with clause (iii) of the definition of 'Majority Shareholder Vote' in Section 1.4 hereof.

                  "(e) Redemption by Shareholder. Each holder of Shares of any Series or Class shall have the right at such times as may be permitted by the Trust, but no less frequently than once each week, to require the Trust to redeem all or any part of such Shares at a redemption price equal to the net asset value per Share of that Series or Class next determined in accordance with subsection (g) of this Section 6.2 after the Shares are properly tendered for redemption; provided, that the Trustees may from time to time, in their discretion, determine and impose a fee for such redemption, and the proceeds of the redemption of Shares (including a fractional Share) of any Series or Class shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption pursuant to the terms of the initial issuance of such Shares (to the extent consistent with the 1940 Act or regulations or exemptions thereunder). The redemption price of Shares redeemed under this subsection (e) shall be paid in cash; provided, that if the Trustees determine, which determination shall be conclusive, that conditions exist with respect to any Series of Shares, or one or more Classes of any Series, which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in Securities or other assets belonging to the Portfolio to which such Series or Class pertains, at the value of such Securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series or Class to require the Trust to redeem such Shares during any period or at any time when and to the extent permissible under the 1940 Act.

                  "(f) Redemption at the Option of the Trust. Each Share of any Series or Class shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Share were then being redeemed by the Shareholder pursuant to subsection (e) of this Section 6.2: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust, generally, or of any Portfolio thereof, or (ii) upon such other conditions with respect to maintenance of Shareholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then current Prospectus of such Portfolio. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

                  "(g) Net Asset Value. Subject to the provisions of the two sentences immediately following, the net asset value per Share of any Series without Classes, or of any Class of a Series having separate Classes, at any time shall be the quotient obtained by dividing the


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
                                      -9-


         then value of the net assets of the Portfolio to which such Series pertains, or the share of such Class in such assets, as the case may be (being the current value of the assets then belonging to such Portfolio, or the share of such Class therein, less the then-existing liabilities of such Portfolio, or the share of such Class in such liabilities) by the total number of Shares of that Series or Class then outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time. The aggregate net asset value of the several Classes of a Portfolio having separate Classes of Shares shall be separately computed, and may vary from one another. The Trustees shall establish procedures for the allocation of investment income or capital gains and expenses and liabilities of a Portfolio having separate Classes of Shares among the several Classes of such Portfolio, in order to reflect the varying net asset values of, and the liabilities and expenses attributable to, such Classes. The Trustees may determine to maintain the net asset value per Share of any Portfolio at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to that Portfolio as dividends payable in additional Shares of that Portfolio at the designated constant dollar amount and for the handling of any losses attributable to that Portfolio. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the shares of beneficial interest account of that Portfolio such Shareholder's pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Portfolio to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have expressly agreed, by investing in any Portfolio with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

                  "(h) Transfer. All Shares of the Trust shall be transferable, but transfers of Shares of a particular Series or Class will be recorded on the Share transfer records of the Trust applicable to that Series or Class only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Series or Class and at such other times as may be permitted by the Trustees.

                  "(i) Equality. All Shares of each Series without Classes shall represent an equal proportionate interest in the assets belonging to the Portfolio to which such Series pertains (subject to the liabilities of that Portfolio), and each Share of any such Series shall be equal to each other Share thereof. All Shares of each Class of any Series having separate Classes shall represent an equal proportionate interest in the share of such Class in the assets belonging to the Portfolio to which such Series pertains, subject to a like share of the liabilities of such Portfolio, adjusted for any liabilities specifically allocable to that Class, and each Share of any such Class shall be equal to each other Share thereof; but the interests represented by the Shares of the different Classes of a Series having separate Classes shall reflect any distinctions among the several Classes of such Series existing pursuant to this Article 6 or Section 7.1 hereof, or the Certificate of Designation for the Portfolio providing for such Series, as the same may be from time to time amended. The Trustees may from time to time divide or combine the Shares of any Series, or any Class of any Series, into a greater or lesser number of Shares of that Series or Class without thereby changing the proportionate beneficial interest in the assets belonging to the Portfolio to which such Series or Class pertains, or in any way affecting the rights of the holders of Shares of any other Series or Class.

                  "(j) Rights of Fractional Shares. Any fractional Share of any Series or Class of Shares shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the Portfolio to which such Series or Class pertains.

                  "(k) Conversion and Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series or Class shall have the right to convert said Shares into, or exchange said Shares for, Shares of one or more other Series or Classes of the Trust, or of one or more other investment companies set forth in the Prospectus with respect to such Series or Class, and that Shares of any Class of any Series shall be automatically converted into Shares of another Class of such Series, in each case in accordance with such requirements and procedures as the Trustees may establish."

         6. Section 7.1 of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:

                  "SECTION 7.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Sections 4.1(c) and (e) hereof, (ii) with respect to the approval or termination in accordance with the 1940 Act of any contract with a Contracting Party as provided in Section 5.2 hereof as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Portfolio to the extent and as provided in Sections 9.1 and 9.2 hereof, (iv) with respect to any amendment of this Declaration to the extent and as provided in Section 9.3 hereof, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or any Portfolio, or the Shareholders of any of them (provided, however, that a Shareholder of a particular Portfolio shall not in any event be entitled to bring or maintain a derivative or class action on behalf of any other Portfolio or the Shareholders thereof), and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any State, or as the Trustees may consider necessary or desirable. If and to the extent that the Trustees shall determine that such action is required by law or by this Declaration, they shall cause each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders to be submitted to a separate vote of the outstanding Shares of each Series entitled to vote thereon; provided, that (i) when expressly required by this Declaration or by the 1940 Act or other law, actions of Shareholders shall be taken by Single Class Voting of all outstanding Shares of each Series and Class whose holders are entitled to vote thereon; and (ii) when the Trustees determine that any matter to be submitted to a vote of Shareholders affects only the rights or interests of the holders of Shares of one or more but not all Series, or of one or more but not all Classes of a single Series (including without limitation any plan pursuant to Rule 12b-1 under the 1940 Act applicable to any such Series or Class), then only the holders of Shares of the Series or Classes so affected shall be entitled to vote thereon. Without limiting the generality of the foregoing, and except as required by the 1940

         Act or other law, the holders of Shares of each Class shall have exclusive voting rights with respect to the provisions of any plan adopted by the Trustees pursuant to Rule 12b-1 under the 1940 Act (a 'Plan') applicable to such Class."


         7. Section 7.5 of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:

                  "SECTION 7.5 Quorum and Required Vote. A majority of the outstanding Shares entitled to vote on a matter without regard to Series or Class shall be a quorum for the transaction of business with respect to such matter at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. A Majority Shareholder Vote at a meeting at which a quorum is present shall decide any question, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or the By-Laws, or when the Trustees shall in their discretion require a larger vote or the vote of a majority or larger fraction of the Shares of one or more particular Series or Classes."

                  8. Sections 9.3 and 9.4 of the Declaration of Trust are hereby amended and restated in their entirety to read as follows:

                  "SECTION 9.3 Amendments; etc. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or the prohibition of assessment upon the Shareholders (otherwise than as permitted under
         Section 6.2(g)) without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a Majority of the
         Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees). Any amendment to this Declaration of Trust that adversely affects the rights of all Shareholders may be adopted at any time by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 hereof of Shareholders holding a majority of all the Shares outstanding and entitled to vote, without regard to Series or Class, or if said amendment adversely affects the rights of the holders of Shares of less than all of the Series, or of less than all of the Classes of Shares of any Series, by the vote of the holders of a majority of all the Shares entitled to vote of each Series or Class so affected. Subject to the foregoing, any such amendment shall be effective when the instrument containing the terms thereof and a certificate (which may be a part of such instrument) to the effect that such amendment has been duly adopted, and setting forth the circumstances thereof, shall have been executed and acknowledged by a Trustee or officer of the Trust and filed as provided in Section 9.4 hereof.

                  "SECTION 9.4 Filing of Copies of Declaration and Amendments. The original or a copy of this Declaration, and of each amendment hereto (including each Certificate of Designation and Certificate of Termination) shall be kept at the office of the Trust where it may be inspected by any Shareholder, and one copy of each such instrument shall be filed with the Secretary of The Commonwealth of Massachusetts, and with any other governmental office where such filing may from time to time be required by the laws of Massachusetts, but such filing shall not be a prerequisite to the effectiveness of this Declaration or any such amendment or other instrument. A restated Declaration, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a Majority of the Trustees and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto."

         IN WITNESS WHEREOF, the undersigned has set his hand and the seal of the Trust, this 15th day of January, 1997.

                                             /s/ Eugene P. Grace
                                             ___________________________________
                                             Eugene P. Grace
                                             Title: Vice President and Secretary

[TRUST SEAL]

                                 ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   : ss.
COUNTY OF NEW YORK )
                                                                January 15, 1997

         Then personally appeared the above-named Eugene P. Grace, known to me and known to me to be the person named in and who signed the foregoing instrument, and acknowledged the same to be his free act and deed.

         Before me,

                                                  /s/ LINDA S. IVAN
                                                  ______________________________
                                                  Notary Public


                                                  My commission expires: 7/31/98

[NOTARIAL SEAL]


                                                        LINDA S. IOVAN
                                                Notary Public, State of New York
                                                         No. 314768176
                                                  Qualified in New York County
                                                Commission Expires July 31, 1998


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